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                                                                    Exhibit 23.1
                                                                    ------------



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Director Option Plan, Employee Stock Purchase Plan and 1999 Stock Incentive Plan of CacheFlow Inc. and therein of our report dated May 14, 2001 (except for Note 17, as to which the date is June 29, 2001), with respect to the consolidated financial statements and schedule of CacheFlow Inc. included in its Annual Report on Form 10-K for the year ended April 30, 2001, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

Walnut Creek, California
February 12, 2002